Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports

Second Quarter and First Half 2013 Results

•	Faster top-line growth in emerging markets, strong volume/mix, Power Brand gains and increasing market shares globally drove solid underlying momentum

•	Q2 and first half net revenues both increased 0.8%; Q2 and first half Organic Net Revenues[1] both grew 3.8%

•	Q2 Diluted EPS was $0.34; Adjusted EPS[1] increased to $0.37, up 5.6% on a constant currency basis

•	First half Diluted EPS was $0.66; Adjusted EPS increased to $0.71, up 13.4% on a constant currency basis

•	Company reaffirms 2013 Organic Net Revenue growth outlook at the low end of 5-7% range and Adjusted EPS guidance of $1.55-$1.60

•	Significantly increasing share repurchase authorization to $6 billion

•	Raising quarterly dividend by 8%

DEERFIELD, Ill. – August 7, 2013 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported second quarter and first half 2013 results.

“Faster top-line growth in emerging markets, strong volume/mix gains and increasing market shares globally drove our first-half business performance, which was in line with the expectations we outlined earlier in the year,” said Irene Rosenfeld, Chairman and CEO. “For the second half of 2013, we expect our top-line growth to accelerate from investments in emerging markets and continued momentum on our global snacking platforms and Power Brands, despite indications of slowing category growth in key markets such as China, Brazil and Russia. On the bottom line, we expect margins to expand through overhead leverage as well as continued aggressive focus on cost reduction efforts.”

Rosenfeld continued, “As we also announced today, our Board of Directors approved a significant increase in our share repurchase program from $1.2 billion to $6 billion through 2016, and an 8 percent increase in our quarterly dividend to $0.14 per share. We believe the combination of strong top-line growth in emerging markets, double-digit EPS gains, higher dividends and a substantial increase in share buybacks creates a highly attractive mix that will deliver superior shareholder returns.”

Second Quarter Results

Net revenues were $8.6 billion, up 0.8 percent. Organic Net Revenues increased 3.8 percent, driven by strong volume/mix of 3.6 percentage points as well as favorable pricing of 0.2 percentage points. As expected, the pass-through of lower coffee commodity costs tempered growth by 0.8 percentage points. Additionally, while capacity constraints in certain key markets diminished, they still posed a 0.2 percentage point headwind.

Power Brands continued to grow at a rate about double the company average, up 7.9 percent. Oreo, Tuc/Club Social, belVita, Chips Ahoy! and Barni biscuits, Cadbury Dairy Milk, Milka and Lacta chocolate and Stride gum each posted double-digit increases.

Revenues from emerging markets2 accelerated sequentially, up 9.7 percent, led by double-digit gains in each of the BRIC3 markets. In developed markets4, growth in biscuits and chocolate was offset by the impact of lower coffee pricing and soft category trends in gum.

Operating income was $0.9 billion, down 7.7 percent, and operating income margin was 10.1 percent.

Adjusted Operating Income1 decreased 9.3 percent on a constant currency basis, including a negative 4.5 percentage point impact from prior year one-time items5. The remaining differential reflected increased investments in sales capabilities and route-to-market expansion in emerging markets, particularly in Asia Pacific and EEMEA, as well as higher advertising and consumer (A&C) support in both emerging markets and Europe. These investments are expected to drive stronger second half and 2014 revenue growth.

Adjusted Operating Income margin was 11.4 percent, a sequential improvement from the previous quarter, but down 1.8 percentage points versus prior year. The decline included a negative 0.6 percentage point impact from prior year one-time items5. Incremental investments in sales capabilities, route-to-market expansion and A&C support as well as the negative impact of the devaluation of the Venezuelan bolivar on operating results, contributed to the margin decline.

Diluted EPS was $0.34. Adjusted EPS (previously referred to as Operating EPS) was $0.37, including a negative $0.01 impact from currency. On a constant currency basis, Adjusted EPS increased 5.6 percent, reflecting positive impacts of $0.04 from lower taxes, primarily from discrete items, and $0.02 from lower interest expense resulting from a statutory interest rate change affecting an accrued non-income tax liability.

Second Quarter Revenue Results by Region

Latin America: Net revenues decreased 0.1 percent. Organic Net Revenues grew 9.6 percent as pricing, primarily driven by inflationary economies such as Venezuela, was partially offset by lower volume/mix, particularly in Mexico. Brazil increased double-digits behind strong pricing and volume/mix gains. Power Brands grew 14 percent, led by Club Social, Oreo and belVita biscuits. Lacta chocolate was also up double-digits.

Asia Pacific: Net revenues increased 1.5 percent. Organic Net Revenues grew 3.3 percent, driven by higher volume/mix partially offset by lower pricing. Organic Net Revenues for the region’s emerging markets grew high-single digits, led by double-digit growth in China, India and the Philippines. Developed markets in the region declined mid-single digits, primarily due to gum and candy softness. Power Brands grew 15.5 percent, led by Cadbury Dairy Milk chocolate, Oreo and Chips Ahoy! biscuits, Stride gum and Tang powdered beverages.

EEMEA: Net revenues increased 7.7 percent. Organic Net Revenues grew 11.3 percent, as strong volume/mix gains were partially offset by lower pricing, mostly from coffee in Eastern Europe. Russia improved significantly with organic growth in the mid-teens behind exceptionally strong volume/mix performance, partially offset by lower pricing in coffee and chocolate. Power Brands grew 15.6 percent, led by Cadbury Dairy Milk and Milka chocolate, Barni, Oreo and Tuc biscuits and Tang powdered beverages.

Europe: Net revenues decreased 1.3 percent. Organic Net Revenues increased 0.2 percent, as strong volume/mix gains, particularly in coffee, chocolate and biscuits, were largely offset by significant coffee pricing impacts and soft performance in gum and cheese. Lower coffee revenues negatively affected the region’s growth by 1.3 percentage points. Power Brands grew 4.1 percent, led by Oreo, belVita and chocobakery biscuits, Cadbury Dairy Milk and Milka chocolate and Tassimo beverages.

North America: Net revenues increased 1.1 percent. Organic Net Revenues increased 2.3 percent, with strong biscuits growth partially offset by declining gum revenues. U.S. biscuits grew 5 percent or more for the eighth consecutive quarter, fueled by strong growth of Oreo, Chips Ahoy! and belVita.

First Half Results

Net revenues were $17.3 billion, up 0.8 percent. Organic Net Revenues increased 3.8 percent, driven by strong volume/mix of 3.1 percentage points as well as favorable pricing of 0.7 percentage points. As expected, lower coffee revenues tempered the company’s overall top-line growth by 1.0 percentage point. Capacity constraints in certain key markets posed a 0.3 percentage point headwind and are not expected to be material in the future.

Revenues from emerging markets were up 9.5 percent, led by double-digit gains in the BRIC markets. In developed markets, growth in biscuits and chocolate was essentially offset by declines in gum and cheese as well as lower coffee pricing.

Power Brands grew 7.7 percent, double the company rate. Oreo, Chips Ahoy!, Tuc/Club Social, belVita, and Barni biscuits, Cadbury Dairy Milk and Milka chocolate, Halls candy and Stride gum each posted double-digit increases.

Market share performance6 was strong, with nearly 60 percent of revenues gaining or holding share. Performance was particularly strong in biscuits, chocolate and coffee, while gum in developed markets improved in the second quarter.

Operating income was $1.7 billion, down 7.7 percent, and operating income margin was 9.8 percent.

Adjusted Operating Income decreased 6.8 percent on a constant currency basis, including a negative 4.0 percentage point impact from prior year one-time items7. The remaining differential reflected increased investments to support stronger growth in the second half and 2014. These investments included improvements in sales capabilities and route-to-market expansion in emerging markets, particularly in Asia Pacific and EEMEA, as well as higher A&C support in both emerging markets and Europe.

Adjusted Operating Income margin was 10.8 percent, down 1.7 percentage points, including the negative impacts of 0.5 percentage points from prior year one-time items7 and 0.3 percentage points due to the devaluation of the Venezuelan bolivar.

Diluted EPS was $0.66. Adjusted EPS was $0.71, including a negative $0.05 impact from currency. On a constant currency basis, Adjusted EPS increased 13.4 percent, reflecting a positive $0.13 impact of lower taxes, primarily from discrete items, and $0.02 from lower interest expense resulting from a statutory interest rate change affecting an accrued non-income tax liability.

Outlook

“We anticipate revenue growth and margin expansion to accelerate in the second half of the year as we leverage our year-to-date volume/mix, market shares and first half growth investments, and as the headwinds from coffee pricing and capacity constraints begin to subside,” said David Brearton, Executive Vice President and CFO. “We continue to expect to deliver Organic Net Revenue growth at the low-end of our long term target range of 5 to 7 percent, despite indications in some key markets of slowing category growth. Margins are also expected to improve in the second half, due to increased leverage from revenue growth and aggressive productivity and cost reduction efforts.”

Brearton continued, “In addition, we reaffirmed our 2013 Adjusted EPS outlook of $1.55 to $1.608. We’re accelerating our 2014 emerging market investments into 2013, offsetting the impact with a portion of the benefits from discrete tax items. Our ability to incrementally invest in emerging markets this year, while continuing to deliver double-digit EPS growth, lays the foundation for top-line growth and margin expansion in 2014.”

Return of Capital

In a separate press release issued today, the company announced that its Board of Directors approved a significant increase in its share repurchase authorization from $1.2 billion to $6 billion through 2016. The Board of Directors also approved an 8 percent increase in the quarterly dividend to $0.14 per share.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. Access to a live audio webcast with accompanying slides and a replay of the event will be available at www.mondelezinternational.com/Investor.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

End Notes

1.	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
2.	Emerging markets consist of the Latin America and Eastern Europe, Middle East and Africa regions in their entirety; the Asia Pacific region, excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Poland, Czech & Slovak Republics, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
3.	The BRIC markets are Brazil, Russia, India and China.
4.	Developed markets include the entire North America region, the Europe region, excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia Pacific region.
5.	Prior year one-time items in the second quarter include the gain on sale of property in Turkey (EEMEA) and proceeds from insurance settlements (Latin America and Asia Pacific).
6.	Market share performance is defined as the percentage of revenues for biscuits, chocolate, gum, candy, coffee, powdered beverage and cream cheese categories in key markets with share either increasing or flat versus the same prior year period. Based on Global Nielsen data for measured channels for available periods in H1 2013.

7.	Prior year one-time items in the first half include the gains on sales of properties in Russia and Turkey (EEMEA), an asset impairment charge related to a trademark in Japan (Asia Pacific) and proceeds from insurance settlements (Latin America and Asia Pacific) .
8.	Adjusted EPS guidance of $1.55-$1.60 is based on 2012 average currency rates and includes the estimated impact of the write-down of the net monetary assets and the translation of operating income for the company’s Venezuelan business stemming from that government’s decision to devalue its currency to a fixed rate of 6.30/$US on February 8, 2013.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “reaffirm,” “will,” “expect,” “continue,” “achieve,” “growth,” “gains,” “commitment,” “believe,” “accelerate,” “subside,” “estimate,” “deliver,” “outlook,” “guidance,” “momentum” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our future revenues and margin expansion; shareholder returns, including future dividends and share buybacks; and our Outlook, in particular, our performance and results for the second half of 2013, 2013 Organic Net Revenue growth and 2013 Adjusted EPS. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of commodity and other input costs, pricing actions, continued global economic weakness, risks from operating globally and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We use certain non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We disclose non-GAAP financial measures so that you have the same financial data that we use to assist you in making comparisons to our historical operating results and analyzing our underlying performance.

Our non-GAAP financial measures and corresponding metrics reflect how we evaluate our operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•

“Organic Net Revenues” is defined as net revenues excluding the impacts of acquisitions, divestitures (including businesses under a sales agreement), Integration Program costs, accounting calendar changes and foreign currency rate fluctuations.

•

“Adjusted Gross Profit” is defined as gross profit excluding the impact of pension costs related to obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs and the operating results of divestitures (including businesses under sales agreements). We also evaluate growth in our Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, gains / losses from divestitures or acquisitions, acquisition-related costs and the operating results of divestitures (including businesses under sales agreements). We also evaluate growth in our Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•

“Adjusted EPS” (previously referred to as “Operating EPS”) is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, gains / losses from divestitures or acquisitions, acquisition-related costs and net earnings from divestitures (including businesses under sales agreements), and including an interest expense adjustment related to the Spin-Off transaction. We also evaluate growth in our Adjusted EPS on a constant currency basis.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, provides you with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s Outlook.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and six months ended June 30, 2013 and 2012.

Segment Operating Income

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses from divestitures and acquisitions, and acquisition-related costs (which are a component of selling, general and administrative expenses) for all periods presented. The company excludes the unrealized gains and losses on hedging activities from segment operating income in order to provide better transparency of our segment operating results. Once realized, the gains and losses on hedging activities are recorded within segment operating results. We exclude general corporate expenses, amortization of intangibles, gains and losses on divestitures and acquisitions and acquisition-related costs from segment operating income in order to provide better transparency of our segment operating results.

Schedule 1

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$8,595	$8,527	0.8%

Cost of sales	5,364	5,316	(0.9)%

Gross profit	3,231	3,211	0.6%
Gross profit margin	37.6%	37.7%

Selling, general and administrative expenses	2,269	2,194	(3.4)%

Asset impairment and exit costs	48	27	(77.8)%

Gains on divestitures, net	(6)	—	100.0%

Amortization of intangibles	55	53	(3.8)%

Operating income	865	937	(7.7)%
Operating income margin	10.1%	11.0%

Interest and other expense, net	235	344	31.7%

Earnings from continuing operations before income taxes	630	593	6.2%

(Benefit)/Provision for income taxes	13	103	87.4%
Effective tax rate	2.1%	17.4%

Earnings from continuing operations	$617	$490	25.9%

Earnings from discontinued operations, net of income taxes	—	544	(100.0)%

Net earnings	$617	$1,034	(40.3)%

Noncontrolling interest	1	5	80.0%

Net earnings attributable to Mondelēz International	$616	$1,029	(40.1)%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.34	$0.27	25.9%
- Discontinued operations	—	0.31	(100.0)%

Net earnings attributable to Mondelēz International	$0.34	$0.58	(41.4)%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.34	$0.27	25.9%
- Discontinued operations	—	0.31	(100.0)%

Net earnings attributable to Mondelēz International	$0.34	$0.58	(41.4)%

Average shares outstanding:
Basic	1,788	1,777	(0.6)%
Diluted	1,803	1,786	(1.0)%

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Three Months Ended June 30,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures		Impact of Acquisitions (1)		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$1,339	$—		$—		$129		$1,468
Asia Pacific	1,240	—		—		22		1,262
Eastern Europe, Middle East & Africa	1,039	(1)		(24)		38		1,052
Europe	3,273	—		—		(29)		3,244
North America	1,704	—		—		3		1,707

Mondelēz International	$8,595	$(1)		$(24)		$163		$8,733

2012
Latin America	$1,340	$—		$—		$—		$1,340
Asia Pacific	1,222	—		—		—		1,222
Eastern Europe, Middle East & Africa	965	(20)		—		—		945
Europe	3,315	(78)		—		—		3,237
North America	1,685	(17)		—		—		1,668

Mondelēz International	$8,527	$(115)		$—		$—		$8,412

									Organic Growth Drivers
									Vol / Mix		Price
% Change
Latin America	(0.1)%	—	pp	—	pp	9.7	pp	9.6%	(2.0	)pp	11.6	pp
Asia Pacific	1.5%	—		—		1.8		3.3%	3.5		(0.2)
Eastern Europe, Middle East & Africa	7.7%	2.1		(2.6)		4.1		11.3%	12.3		(1.0)
Europe	(1.3)%	2.4		—		(0.9)		0.2%	3.8		(3.6)
North America	1.1%	1.1		—		0.1		2.3%	3.2		(0.9)

Mondelēz International	0.8%	1.4	pp	(0.3	)pp	1.9	pp	3.8%	3.6	pp	0.2	pp

(1)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended June 30,

($ in millions) (Unaudited)

										% Change
	As Reported/ Revised (GAAP)	Integra- tion Program and other Acquisi- tion Integration costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012-2014 Restruct- uring Program costs (3)	Opera- ting Income from Divestit- ures	Gains on Divestit- ures, net (4)	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013

Latin America	$162	$4	$—	$—	$—	$—	$166	$22	$188	(21.4)%	(23.5)%	(13.4)%
Asia Pacific	129	8	—	—	—	—	137	4	141	(14.0)%	(13.8)%	(11.3)%
Eastern Europe, Middle East & Africa	112	28	—	3	—	—	143	6	149	(20.6)%	(0.7)%	3.5%
Europe	369	12	—	20	—	—	401	(7)	394	(14.6)%	(7.6)%	(9.2)%
North America	194	1	—	31	—	—	226	(1)	225	5.4%	0.4%	—
Unrealized G/(L) on Hedging Activities	24	—	—	—	—	—	24	—	24	4.3%	4.3%	4.3%
General corporate expenses	(76)	—	15	1	—	—	(60)	(3)	(63)	47.9%	(42.9)%	(50.0)%
Amortization of intangibles	(55)	—	—	—	—	—	(55)	1	(54)	(3.8)%	(3.8)%	(1.9)%
Gains on divestitures, net	6	—	—	—	—	(6)	—	—	—	100.0%	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—	—	—

Mondelēz International	$865	$53	$15	$55	$—	$(6)	$982	$22	$1,004	(7.7)%	(11.3)%	(9.3)%

2012

Latin America	$206	$6	$—	$5	$—	$—	$217	$—	$217
Asia Pacific	150	9	—	—	—	—	159	—	159
Eastern Europe, Middle East & Africa	141	2	—	—	1	—	144	—	144
Europe	432	18	—	—	(16)	—	434	—	434
North America	184	(2)	22	23	(2)	—	225	—	225
Unrealized G/(L) on Hedging Activities	23	—	—	—	—	—	23	—	23
General corporate expenses	(146)	2	101	1	—	—	(42)	—	(42)
Amortization of intangibles	(53)	—	—	—	—	—	(53)	—	(53)
Gains on divestitures, net	—	—	—	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—

Mondelēz International	$937	$35	$123	$29	$(17)	$—	$1,107	$—	$1,107

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

During the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million was recorded in connection with these divestitures.

Schedule 4

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Partial Condensed Consolidated Statements of Earnings

For the Three Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	Spin-Off Pension Adjustment (2)	Spin-Off Interest Adjustment (2)	2012-2014 Restructuring Program Costs (3)	Net Earnings from Divestitures	Gains on Divestitures, net (4)	As Adjusted (Non-GAAP)
2013
Operating income	$865	$53	$15	$—	$—	$55	$—	$(6)	$982
Operating income margin	10.1%								11.4%
Interest and other expense, net	235	—	—	—	—	—	—	—	235

Earnings from continuing operations before income taxes	630	53	15	—	—	55	—	(6)	747
Provision for income taxes	13	11	(1)	—	—	15	—	39	77
Effective tax rate	2.1%								10.3%

Earnings from continuing operations	$617	$42	$16	$—	$—	$40	$—	$(45)	$670
Noncontrolling interest	1	—	—	—	—	—	—	—	1

Net earnings attributable to Mondelēz International from continuing operations	$616	$42	$16	$—	$—	$40	$—	$(45)	$669

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.34	$0.02	$0.01	$—	$—	$0.02	$—	$(0.02)	$0.37
Average shares outstanding:
Diluted	1,803

2012
Operating income	$937	$35	$100	$23	$—	$29	$(17)	$—	$1,107
Operating income margin	11.0%								13.2%
Interest and other expense, net	344	—	(28)	—	(36)	—	—	—	280

Earnings from continuing operations before income taxes	593	35	128	23	36	29	(17)	—	827
Provision for income taxes	103	2	39	9	13	10	(4)	—	172
Effective tax rate	17.4%								20.8%

Earnings from continuing operations	490	33	89	14	23	19	(13)	—	655
Noncontrolling interest	5	—	—	—	—	—	—	—	5

Net earnings attributable to Mondelēz International from continuing operations	$485	$33	$89	$14	$23	$19	$(13)	$—	$650

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.27	$0.02	$0.05	$0.01	$0.01	$0.01	$(0.01)	$—	$0.36
Average shares outstanding:
Diluted	1,786

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

During the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 5

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Three Months Ended June 30,

($ in millions, except percentages) (Unaudited)

	2013						2012
	As Reported (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restruct- uring Program costs (3)	Gains on Divestit- ures, net (4)	As Adjusted (Non-GAAP)	As Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restruct- uring Program costs (3)	Operating Income from Divestit- ures	As Adjusted (Non-GAAP)
Mondelēz International
Operating Income	$865	$53	$15	$55	$(6)	$982	$937	$35	$123	$29	$(17)	$1,107
Growth vs. Prior Year	(7.7)%					(11.3)%
Operating Income Margin	10.1%					11.4%	11.0%					13.2%
Latin America
Segment Operating Income	$162	$4	$—	$—	$—	$166	$206	$6	$—	$5	$—	$217
Growth vs. Prior Year	(21.4)%					(23.5)%
Segment Operating Income Margin	12.1%					12.4%	15.4%					16.2%
Asia Pacific
Segment Operating Income	$129	$8	$—	$—	$—	$137	$150	$9	$—	$—	$—	$159
Growth vs. Prior Year	(14.0)%					(13.8)%
Segment Operating Income Margin	10.4%					11.0%	12.3%					13.0%
Eastern Europe, Middle East & Africa
Segment Operating Income	$112	$28	$—	$3	$—	$143	$141	$2	$—	$—	$1	$144
Growth vs. Prior Year	(20.6)%					(0.7)%
Segment Operating Income Margin	10.8%					13.8%	14.6%					15.2%
Europe
Segment Operating Income	$369	$12	$—	$20	$—	$401	$432	$18	$—	$—	$(16)	$434
Growth vs. Prior Year	(14.6)%					(7.6)%
Segment Operating Income Margin	11.3%					12.3%	13.0%					13.4%
North America
Segment Operating Income	$194	$1	$—	$31	$—	$226	$184	$(2)	$22	$23	$(2)	$225
Growth vs. Prior Year	5.4%					0.4%
Segment Operating Income Margin	11.4%					13.3%	10.9%					13.5%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

During the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million was recorded in connection with these divestitures.

Schedule 6

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Three Months Ended June 30,

($ in millions) (Unaudited)

								% Growth
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	Impact of Divestitures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$8,595	$—	$—	$(1)	$8,594
Gross Profit	$3,231	$20	$—	$(1)	$3,250	$57	$3,307	0.6%	1.7%	3.5%
Gross Profit Margin	37.6%				37.8%
2012
Net Revenues	$8,527	$—	$—	$(115)	$8,412
Gross Profit	$3,211	$3	$11	$(29)	$3,196
Gross Profit Margin	37.7%				38.0%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

Schedule 7

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Three Months Ended June 30, 2012 (GAAP)	$0.58
Discontinued operations, net of income taxes	0.31

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended June 30, 2012 (GAAP)	0.27

Integration Program and other acquisition integration costs (1)	0.02

Spin-Off Costs (2)	0.05

Spin-Off related adjustments (3)	0.02

2012-2014 Restructuring Program costs (4)	0.01

Net earnings from divestitures	(0.01)

Adjusted EPS for the Three Months Ended June 30, 2012 (Non-GAAP)	0.36

Decrease in operations	(0.03)

Gain on sale of property in 2012	(0.01)

Lower interest and other expense, net	0.02

Change in taxes	0.04

Adjusted EPS for the Three Months Ended June 30, 2013 (constant currency)	0.38	5.6%
Unfavorable foreign currency (5)	(0.01)

Adjusted EPS for the Three Months Ended June 30, 2013 (Non-GAAP)	0.37	2.8%

Integration Program and other acquisition integration costs (1)	(0.02)

Spin-Off Costs (2)	(0.01)

2012-2014 Restructuring Program costs (4)	(0.02)

Net earnings from divestitures	—

Gains on divestitures, net (6)	0.02

Diluted EPS Attributable to Mondelēz International from continuing operations for the Three Months Ended June 30, 2013 (GAAP)	$0.34	25.9%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $52 million, or $42 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended June 30, 2013, as compared to $35 million, or $33 million after-tax for the three months ended June 30, 2012. We also incurred $1 million of integraton costs during the three months ended June 30, 2013, associated with the acquisition of the biscuit operation in Morocco.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the three months ended June 30, 2013 were $15 million, or $16 million after-tax, as compared to $128 million or $89 million after-tax for the three months ended June 30, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the three months ended June 30, 2013, were $55 million, or $40 million after-tax as compared to $29 million, or $19 million after-tax for the three months ended June 30, 2012.

(5)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(6)

During the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 8

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Six Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/Revised (GAAP)
	2013	2012	% Change Fav / (Unfav)
Net revenues	$17,339	$17,194	0.8%

Cost of sales	10,866	10,788	(0.7)%

Gross profit	6,473	6,406	1.0%
Gross profit margin	37.3%	37.3%

Selling, general and administrative expenses	4,599	4,386	(4.9)%

Asset impairment and exit costs	92	71	(29.6)%

Gains on acquisition and divestitures, net	(28)	—	100.0%

Acquisition Related Costs	2	—	(100.0)%

Amortization of intangibles	109	109	—

Operating income	1,699	1,840	(7.7)%
Operating income margin	9.8%	10.7%

Interest and other expense, net	514	831	38.1%

Earnings from continuing operations before income taxes	1,185	1,009	17.4%

(Benefit)/Provision for income taxes	(6)	180	100.0+ %
Effective tax rate	-0.5%	17.8%

Earnings from continuing operations	$1,191	$829	43.7%

Earnings from discontinued operations, net of income taxes	—	1,024	(100.0)%

Net earnings	$1,191	$1,853	(35.7)%

Noncontrolling interest	7	11	36.4%

Net earnings attributable to Mondelēz International	$1,184	$1,842	(35.7)%

Per share data:
Basic earnings per share attributable to Mondelēz International:
- Continuing operations	$0.66	$0.46	43.5%
- Discontinued operations	—	0.58	(100.0)%

Net earnings attributable to Mondelēz International	$0.66	$1.04	(36.5)%

Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.66	$0.46	43.5%
- Discontinued operations	—	0.57	(100.0)%

Net earnings attributable to Mondelēz International	$0.66	$1.03	(35.9)%

Average shares outstanding:
Basic	1,786	1,775	(0.6)%
Diluted	1,800	1,785	(0.8)%

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

For the Six Months Ended June 30,

($ in millions) (Unaudited)

	As Reported/ Revised (GAAP)	Impact of Divestitures		Impact of Acquisitions (1)		Impact of Currency		Organic (Non-GAAP)
2013
Latin America	$2,737	$—		$—		$274		$3,011
Asia Pacific	2,607	—		—		52		2,659
Eastern Europe, Middle East & Africa	1,902	(20)		(36)		66		1,912
Europe	6,731	—		—		(37)		6,694
North America	3,362	—		—		5		3,367

Mondelēz International	$17,339	$(20)		$(36)		$360		$17,643

2012
Latin America	$2,710	$—		$—		$—		$2,710
Asia Pacific	2,542	—		—		—		2,542
Eastern Europe, Middle East & Africa	1,814	(42)		—		—		1,772
Europe	6,809	(127)		—		—		6,682
North America	3,319	(30)		—		—		3,289

Mondelēz International	$17,194	$(199)		$—		$—		$16,995

									Organic Growth Drivers
									Vol / Mix		Price
% Change
Latin America	1.0%	—	pp	—	pp	10.1	pp	11.1%	0.6	pp	10.5	pp
Asia Pacific	2.6%	—		—		2.0		4.6%	3.8		0.8
Eastern Europe, Middle East & Africa	4.9%	1.3		(2.0)		3.7		7.9%	10.0		(2.1)
Europe	(1.1)%	1.8		—		(0.5)		0.2%	2.6		(2.4)
North America	1.3%	0.9		—		0.2		2.4%	2.1		0.3

Mondelēz International	0.8%	1.1	pp	(0.2	)pp	2.1	pp	3.8%	3.1	pp	0.7	pp

(1)	On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment.

Schedule 10

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Six Months Ended June 30,

($ in millions) (Unaudited)

											% Change
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restruct- uring Program costs (3)	Opera- ting Income from Divesti- tures	Gains on Acquisition and Divestitures, net (4)	Acquisi- tion- related costs	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non- GAAP)	As Reported (GAAP)	As Adjusted (Non- GAAP)	As Adjusted Constant FX (Non- GAAP)
2013
Latin America	$254	$8	$—	$—	$—	$—	$—	$262	$98	$360	(31.2)%	(32.6)%	(7.5)%
Asia Pacific	318	12	—	—	—	—	—	330	7	337	(2.8)%	(4.6)%	(2.6)%
Eastern Europe, Middle East & Africa	173	31	—	4	7	—	—	215	11	226	(38.0)%	(25.3)%	(21.5)%
Europe	775	21	—	41	—	—	—	837	(8)	829	(9.7)%	(3.6)%	(4.5)%
North America	364	1	—	53	—	—	—	418	—	418	9.6%	(0.2)%	(0.2)%
Unrealized G/(L) on Hedging Activities	43	—	—	—	—	—	—	43	—	43	4.9%	4.9%	4.9%
General corporate expenses	(145)	1	24	1	—	—	—	(119)	(4)	(123)	43.6%	(3.5)%	(7.0)%
Amortization of intangibles	(109)	—	—	—	—	—	—	(109)	2	(107)	—	—	1.8%
Gains on acquisition and divestitures, net	28	—	—	—	—	(28)	—	—	—	—	100.0%	—	—
Acquisition-related costs	(2)	—	—	—	—	—	2	—	—	—	(100.0)%	—	—

Mondelēz International	$1,699	$74	$24	$99	$7	$(28)	$2	$1,877	$106	$1,983	(7.7)%	(11.8)%	(6.8)%

2012
Latin America	$369	$15	$—	$5	$—	$—	$—	$389	$—	$389
Asia Pacific	327	19	—	—	—	—	—	346	—	346
Eastern Europe, Middle East & Africa	279	4	—	—	5	—	—	288	—	288
Europe	858	37	—	—	(27)	—	—	868	—	868
North America	332	1	45	46	(5)	—	—	419	—	419
Unrealized G/(L) on Hedging Activities	41	—	—	—	—	—	—	41	—	41
General corporate expenses	(257)	2	140	—	—	—	—	(115)	—	(115)
Amortization of intangibles	(109)	—	—	—	—	—	—	(109)	—	(109)
Gains on acquisition and divestitures, net	—	—	—	—	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	—	—	—	—

Mondelēz International	$1,840	$78	$185	$51	$(27)	$—	$—	$2,127	$—	$2,127

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million was recorded in connection with these divestitures.

Schedule 11

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Partial Condensed Consolidated Statements of Earnings

For the Six Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs (2)	Spin-Off Pension Adjust- ment (2)	Spin-Off Interest Adjust- ment (2)	2012-2014 Restruct- uring Program Costs (3)	Net Earnings from Divestitures	Gains on Acquisi- tion and Divestit- ures, net (4)	Acquisition- related costs	As Adjusted (Non-GAAP)
2013
Operating income	$1,699	$74	$24	$—	$—	$99	$7	$(28)	$2	$1,877
Operating income margin	9.8%									10.8%
Interest and other expense, net	514	—	—	—	—	—	—	—	(5)	509

Earnings from continuing operations before income taxes	1,185	74	24	—	—	99	7	(28)	7	1,368
Provision for income taxes	(6)	15	10	—	—	26	2	39	(7)	79
Effective tax rate	(0.5)%									5.8%

Earnings from continuing operations	$1,191	$59	$14	$—	$—	$73	$5	$(67)	$14	$1,289
Noncontrolling interest	7	—	—	—	—	—	—	—	—	7

Net earnings attributable to Mondelēz International from continuing operations	$1,184	$59	$14	$—	$—	$73	$5	$(67)	$14	$1,282

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.66	$0.03	$0.01	$—	$—	$0.04	$—	$(0.04)	$0.01	$0.71
Average shares outstanding:
Diluted	1,800

2012
Operating income	$1,840	$78	$139	$46	$—	$51	$(27)	$—	$—	$2,127
Operating income margin	10.7%									12.5%
Interest and other expense, net	831	—	(162)	—	(109)	—	—	—	—	560

Earnings from continuing operations before income taxes	1,009	78	301	46	109	51	(27)	—	—	1,567
Provision for income taxes	180	5	99	18	40	18	(6)	—	—	354
Effective tax rate	17.8%									22.6%

Earnings from continuing operations	$829	$73	$202	$28	$69	$33	$(21)	$—	$—	$1,213
Noncontrolling interest	11	—	—	—	—	—	—	—	—	11

Net earnings attributable to Mondelēz International from continuing operations	$818	$73	$202	$28	$69	$33	$(21)	$—	$—	$1,202

Per share data:
Diluted earnings per share attributable to Mondelēz International:
- Continuing operations	$0.46	$0.04	$0.11	$0.01	$0.04	$0.02	$(0.01)	$—	$—	$0.67
Average shares outstanding:
Diluted	1,785

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include: (a) a pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) an interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 12

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Operating Income

For the Six Months Ended June 30,

($ in millions, except percentages) (Unaudited)

	2013								2012
	As Reported (GAAP)	Integra- tion Program and other Acquisi- tion Integra- tion costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012-2014 Restruc- turing Program costs (3)	Operating Income from Divestit- ures	Gains on Acquisi- tion and Divestit- ures, net (4)	Acquisi- tion- related costs	As Adjusted (Non- GAAP)	As Revised (GAAP)	Integra- tion Program and other Acquisi- tion Integra- tion costs (1)	Spin-Off Costs and Related Adjust- ments (2)	2012-2014 Restruc- turing Program costs (3)	Opera- ting Income from Divesti- tures	As Adjusted (Non- GAAP)
Mondelēz International
Operating Income	$1,699	$74	$24	$99	$7	$(28)	$2	$1,877	$1,840	$78	$185	$51	$(27)	$2,127
Growth vs. Prior Year	(7.7)%							(11.8)%
Operating Income Margin	9.8%							10.8%	10.7%					12.5%
Latin America
Segment Operating Income	$254	$8	$—	$—	$—	$—		$262	$369	$15	$—	$5	$—	$389
Growth vs. Prior Year	(31.2)%							(32.6)%
Segment Operating Income Margin	9.3%							9.6%	13.6%					14.4%
Asia Pacific
Segment Operating Income	$318	$12	$—	$—	$—	$—	$—	$330	$327	$19	$—	$—	$—	$346
Growth vs. Prior Year	(2.8)%							(4.6)%
Segment Operating Income Margin	12.2%							12.7%	12.9%					13.6%
Eastern Europe, Middle East & Africa
Segment Operating Income	$173	$31	$—	$4	$7	$—	$—	$215	$279	$4	$—	$—	$5	$288
Growth vs. Prior Year	(38.0)%							(25.3)%
Segment Operating Income Margin	9.1%							11.4%	15.4%					16.3%
Europe
Segment Operating Income	$775	$21	$—	$41	$—	$—	$—	$837	$858	$37	$—	$—	$(27)	$868
Growth vs. Prior Year	(9.7)%							(3.6)%
Segment Operating Income Margin	11.5%							12.4%	12.6%					13.0%
North America
Segment Operating Income	$364	$1	$—	$53	$—	$—	$—	$418	$332	$1	$45	$46	$(5)	$419
Growth vs. Prior Year	9.6%							(0.2)%
Segment Operating Income Margin	10.8%							12.4%	10.0%					12.7%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.
(4)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $22 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million was recorded in connection with these divestitures.

Schedule 13

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit

For the Six Months Ended June 30,

($ in millions) (Unaudited)

									% Growth
	As Reported/ Revised (GAAP)	Integration Program and other Acquisition Integration costs (1)	Spin-Off Costs and Related Adjustments (2)	2012-2014 Restructuring Program costs (3)	Impact of Divestitures	As Adjusted (Non-GAAP)	Impact of Currency	As Adjusted Constant FX (Non-GAAP)	As Reported (GAAP)	As Adjusted (Non-GAAP)	As Adjusted Constant FX (Non-GAAP)
2013
Net Revenues	$17,339	$—	$—	$—	$(20)	$17,319
Gross Profit	$6,473	$25	$—	$—	$(3)	$6,495	$126	$6,621	1.0%	1.7%	3.7%
Gross Profit Margin	37.3%					37.5%

2012
Net Revenues	$17,194	$—	$—	$—	$(199)	$16,995
Gross Profit	$6,406	$8	$22	$(1)	$(50)	$6,385
Gross Profit Margin	37.3%					37.6%

(1)	Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off related adjustments include the pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off.

(3)	Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs.

Schedule 14

Mondelēz International Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Mondelēz International for the Six Months Ended June 30, 2012 (GAAP)	$1.03
Discontinued operations, net of income taxes	0.57

Diluted EPS Attributable to Mondelēz International from continuing operations for the Six Months Ended June 30, 2012 (GAAP)	0.46

Integration Program and other acquisition integration costs (1)	0.04

Spin-Off Costs (2)	0.11

Spin-Off related adjustments (3)	0.05

2012-2014 Restructuring Program costs (4)	0.02

Net earnings from divestitures	(0.01)

Adjusted EPS for the Six Months Ended June 30, 2012 (Non-GAAP)	0.67

Decrease in operations	(0.04)

Gain on sale of property in 2012	(0.03)

Intangible asset impairment charge in 2012	0.01

Lower interest and other expense, net	0.02

Changes in taxes	0.13

Adjusted EPS for the Six Months Ended June 30, 2013 (Constant Currency)	0.76	13.4%
Unfavorable foreign currency (5)	(0.05)

Adjusted EPS for the Six Months Ended June 30, 2013 (Non-GAAP)	0.71	6.0%

Integration Program and other acquisition integration costs (1)	(0.03)

Spin-Off Costs (2)	(0.01)

2012-2014 Restructuring Program costs (4)	(0.04)

Net earnings from divestitures	—

Gains on acquisition and divestitures, net (6)	0.04

Acquisition-related costs	(0.01)

Diluted EPS Attributable to Mondelēz International from continuing operations for the Six Months Ended June 30, 2013 (GAAP)	$0.66	43.5%

(1)

Integration Program costs are defined as the costs associated with combining the Mondelēz International and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $73 million, or $59 million after-tax including certain tax costs associated with the integration of Cadbury, for the six months ended June 30, 2013, as compared to $78 million, or $73 million after-tax for the six months ended June 30, 2012. We also incurred $1 million of integraton costs during the six months ended June 30, 2013, associated with the acquisition of the biscuit operation in Morocco.

(2)

Spin-Off Costs represent transaction and transition costs associated with preparing the businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication, and financing and related costs to redistribute debt and secure investment grade ratings for both the Kraft Foods Group business and the Mondelēz International business. Spin-Off Costs for the six months ended June 30, 2013 were $24 million, or $14 million after-tax, as compared to $301 million or $202 million after-tax for the six months ended June 30, 2012.

(3)

Spin-Off related adjustments include; (a) pension adjustment defined as the estimated benefit plan expense associated with certain benefit plan obligations transferred to Kraft Foods Group in the Spin-Off; and (b) interest adjustment defined as the interest expense associated with the assumed reduction of the $6 billion of our debt on January 1, 2012, from the utilization of funds received from Kraft Foods Group in 2012 in connection with our Spin-Off capitalization plan. Note during the year ended December 31, 2012, a portion of the $6 billion of debt was retired. As such, we adjusted interest expense during this period as if this debt had been paid on January 1, 2012 to ensure consistency of our assumption and related results.

(4)

Restructuring Program costs represent restructuring and related implementation costs reflecting primarily severance, asset disposals and other manufacturing-related costs. Restructuring Program costs for the six months ended June 30, 2013, were $99 million, or $73 million after-tax as compared to $51 million, or $33 million after-tax for the six months ended June 30, 2012.

(5)	Includes the favorable foreign currency impact on Mondelēz International foreign denominated debt and interest expense due to the strength of the U.S. dollar.
(6)

On February 22, 2013, the company acquired the remaining interest in a biscuit operation in Morocco, which is now a wholly-owned subsidiary within the EEMEA segment. A pre-tax gain of $28 million was recorded in connection with the acquisition. In addition, during the three months ended June 30, 2013, the company completed two divestitures, a salty snack business in Turkey and a confectionery business in South Africa. A pre-tax gain of $6 million (or an after-tax gain of $45 million) was recorded in connection with these divestitures.

Schedule 15

Mondelēz International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$2,476	$4,475
Receivables, net	5,989	6,129
Inventories, net	3,937	3,741
Other current assets	1,336	1,277
Property, plant and equipment, net	9,703	10,010
Goodwill	25,181	25,801
Intangible assets, net	21,869	22,552
Other assets	1,332	1,493

TOTAL ASSETS	$71,823	$75,478

LIABILITIES AND EQUITY
Short-term borrowings	$756	$274
Current portion of long-term debt	2,319	3,577
Accounts payable	4,316	4,642
Other current liabilities	5,742	6,380
Long-term debt	14,986	15,574
Deferred income taxes	6,084	6,302
Accrued pension costs	2,720	2,885
Accrued postretirement health care costs	458	451
Other liabilities	2,893	3,038

TOTAL LIABILITIES	40,274	43,123

TOTAL EQUITY	31,549	32,355

TOTAL LIABILITIES AND EQUITY	$71,823	$75,478